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                              DORSEY & WHITNEY LLP


MINNEAPOLIS                        SUITE 1500                        COSTA MESA
NEW YORK                     50 SOUTH SIXTH STREET                     BILLINGS
SEATTLE                 MINNEAPOLIS, MINNESOTA 55402-148                FARGO
DENVER                    TELEPHONE: (612) 340-2600                   HONG KONG
WASHINGTON, D.C.             FAX: (612) 340-2868                     GREAT FALLS
NORTHERN VIRGINIA             www.dorseylaw.com                       ROCHESTER
DES MOINES                                                              TOKYO
LONDON                                                                 MISSOULA
ANCHORAGE                                                             VANCOUVER
SALT LAKE CITY                                                         TORONTO
BRUSSELS                                                              SHANGHAI


                                                                     EXHIBIT (i)


                                February 15, 2002

Hartford-Fortis Series Fund, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125-1400


Ladies and Gentlemen:

         We have acted as counsel to Hartford-Fortis Series Fund, Inc., a Maryland corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following classes and series of the Company's common shares, par value $0.0001 per share:

         Series and Classes
         ------------------

         Hartford SmallCap Growth Fund:                       Classes A, B, C, H, L, M, N, Y

         Hartford Growth Opportunities Fund:                  Classes A, B, C, H, L, M, N, Y, Z

         Hartford Value Opportunities Fund:                   Classes A, B, C, H, L, M, N, Y

         Hartford Growth Fund:                                Classes A, B, C, H, L, M, N, Y

         Hartford Tax-Free Minnesota Portfolio:               Classes A, B, C, E, H, L, M, N, Y

         Hartford Tax-Free National Portfolio:                Classes A, B, C, E, H, L, M, N, Y

         Hartford U.S. Government Securities Fund:            Classes A, B, C, E, H, L, M, N, Y


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                              DORSEY & WHITNEY LLP


February 15, 2002
Page 2



The shares of the Company referred to above are referred to herein collectively as the "Shares."

         We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

         In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's charter as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Maryland in effect at all times after the date of this opinion.

         Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

         In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.



                                         Very truly yours,

                                         /s/ Dorsey & Whitney LLP


KLP